23 April 2025

PRIVATE & CONFIDENTIAL

Aly Pte. Ltd. (the "**Company**")
71 Ayer Rajah Crescent #03-25
Singapore 139951

Attn: Dr. Clemen Chiang

Dear Sirs,

Loan facility of up to S$ 1,877,000

Colemen Pte. Ltd. (the "**Lender**") confirm that it is making available or procuring the making of the facility described below to you subject to the terms and conditions set out in this letter (as it may be supplemented or amended from time to time):

1. **Borrower**

   Aly Pte. Ltd. (the **"Borrower"**).

2. **Facility**

   A loan facility of up to S$ 1,877,000 (the "**Facility**") or its equivalent in relevant currency.

3. **Drawdown**

   The Borrower may, on any business day after the date hereof (or such other date as agreed between the Lender and the Borrower), make drawings under the Facility provided that a notice of drawing is received by the Lender at least 1 business day before the proposed date of drawings.

   For the purpose of this letter, a business day shall mean a day (excluding Saturday) on which banks open for business in Singapore.

4. **Repayment and Prepayment**

   The Borrower shall, within 14 days from the date of demand, repay to the Lender all outstanding amounts of the Facility and any other sums due or payable by the Borrower to the Lender under this letter.

   The Borrower may prepay the whole or part of the principal amount borrowed and owing under the Facility without paying any fee, penalty or compensation to the Lender (but without prejudice to the Borrower other obligations set out herein) provided that the Borrower shall have given to the Lender not less than 24 hours' prior written irrevocable

COLEMEN PTE. LTD.
202023873M
77 High Street, #02-13, High Street Plaza, Singapore 179433

notice. On the date on which any such prepayment is made, the Borrower shall pay to the Lender the principal amount to be prepaid and any other sums due and payable by the Borrower hereunder.

Any notice of prepayment given by the Borrower shall be irrevocable and shall oblige the Borrower to prepay in accordance with such notice. Any amount prepaid may not be re-borrowed.

5. **Use of Proceeds**

The proceeds drawn under the Facility shall (unless with prior written consent of the Lender) be applied solely for the payment of costs and expenses in connection with the Listing as well as for general working capital and corporate purposes.

6. **Interest**

The Facility shall be interest free.

7. **Payments**

All payments by the Borrower hereunder shall be made in immediately available funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties or other charges. In the event that the Borrower is required by law to make any such deduction or withholding from any amount paid, the Borrower shall pay to the Lender such additional amount as shall be necessary so that the Lender continues to receive a net amount equal to the full amount which it would have received if such withholding or deduction had not been made.

8. **Assignment**

This letter shall be binding upon and inure to the benefit of the Lender and the Borrower. The Borrower may not assign or transfer any of its rights and/or obligations under this letter without the consent of the Lender.

9. **Law and Jurisdiction**

This letter shall be governed by and construed in all respects in accordance with the laws of Singapore. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Singapore courts.

10. **Waiver**

No waiver of any of the Lender's rights or powers or any consent by the Lender shall be valid unless signed by the Lender in writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other rights, power or privilege. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or any other rights the Lender may have.

Colemen

11. **Notice and Service of Proceedings**

a. Any notice or other communication given or made under or in connection with the matters contemplated by this letter shall be in writing.

b. Any such notice or other communication shall be addressed as provided in paragraph (c). All such notice or other communication from the Borrower shall be irrevocable, and shall not be effective until received by the Lender. All such notice or other communication from the Lender shall be deemed to have been duly given or made as follows:

i. if sent by personal delivery, upon delivery at the address of the relevant party;

ii. if sent by post, two days after the date of posting;

iii. if sent by facsimile, when despatched.

c. The relevant addressees and address of the Lender and the Borrower respectively are:

Name of party	**Address**
Colemen Pte. Ltd. (Lender)	77 High Street, #02-13, Singapore 179433
Aly Pte. Ltd. (Borrower)	71 Ayer Rajah Crescent, #03-25, Singapore 139951

12. **Severability**

If any provision of this letter is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

COLEMEN PTE. LTD.
202023873M
77 High Street, #02-13, High Street Plaza, Singapore 179433

Colemen

We trust that the above terms and conditions are acceptable to you. Please signify your acceptance of the Facility upon the terms and conditions of this letter by counter signing this letter and returning the copy letter to us by no later than 7 days from the date hereof. In the absence of our written agreement to the contrary, if we do not receive the duly signed acceptance and copy letter by such time and date, this offer shall automatically lapse.

Yours faithfully,

Tan Ying Xiu
Director

We accept the terms contained herein.
For and on behalf of
Aly Pte. Ltd.

Dr. Clemen Chiang
CEO

COLEMEN PTE. LTD.
202023873M
77 High Street, #02-13, High Street Plaza, Singapore 179433

Title	Colemen-Aly Loan Facility Agreement
File name	Colemen-Aly_Loan_...t_March_2025.docx
Document ID	ea87416c8703deb43098a388f8c048edf0a82c2a
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SENT	**04 / 24 / 2025** 05:38:09 UTC	Sent for signature to Tan Ying Xiu (tanyingxiu88@gmail.com) and Clemen Chiang (clemen@spiking.com) from info@spiking.com IP: 219.75.98.93
VIEWED	**04 / 24 / 2025** 05:38:20 UTC	Viewed by Tan Ying Xiu (tanyingxiu88@gmail.com) IP: 219.75.98.93
SIGNED	**04 / 24 / 2025** 05:38:34 UTC	Signed by Tan Ying Xiu (tanyingxiu88@gmail.com) IP: 219.75.98.93
VIEWED	**04 / 24 / 2025** 07:38:43 UTC	Viewed by Clemen Chiang (clemen@spiking.com) IP: 147.158.24.151
SIGNED	**04 / 24 / 2025** 07:39:01 UTC	Signed by Clemen Chiang (clemen@spiking.com) IP: 147.158.24.151
COMPLETED	**04 / 24 / 2025** 07:39:01 UTC	The document has been completed.